       As filed with the Securities and Exchange Commission on February 17, 2000
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ________________

                             Active Software, Inc.
            (Exact name of Registrant as specified in its charter)

            Delaware                                     94-3232772
    (State of incorporation)               (I.R.S. Employer Identification No.)

                              3333 Octavius Drive
                             Santa Clara, CA 95054
                   (Address of principal executive offices)
                            _______________________

                                1999 Stock Plan
                           (Full title of the Plan)
                            _______________________

                                  Jon A. Bode
                          Chief Financial Officer and
                  Vice President, Finance and Administration
                             Active Software, Inc.
                              3333 Octavius Drive
                             Santa Clara, CA 95054
                                (408) 988-0414
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                   Copy to:

                               Mark A. Medearis
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (650) 854-4488

              (Calculation of Registration Fee on following page)

-----------------------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed             Proposed
                                            Maximum                  Maximum              Maximum             Amount of
                                            Amount to be          Offering Price         Aggregate           Registration
Title of Securities to be Registered        Registered(1)           Per Share          Offering Price            Fee
-----------------------------------------------------------------------------------------------------------------------------------
Alier 1996 and 1997 Stock Option Plans
 Common Stock,
 $0.001 par value..........................   158,277 Shares        $82.625 (2)       $13,077,637.13         $3,452.50


          TOTAL                               158,277 Shares        $82.625           $13,077,637.13         $3,452.50
          -----


_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on February 15, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Prospectus filed on August 13, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports the Registrant has filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange
                                                                       --------
Act") since August 13, 1999, including the quarterly report on Form 10-Q filed
---
on November 15, 1999.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on June 15, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.     Description of Securities.  Not applicable.
            -------------------------

Item 5.     Interests of Named Experts and Counsel.
            --------------------------------------

     Certain legal matters with respect to the legality of the issuance of the common stock registered hereby will be passed upon for the Registrant by Venture Law Group in Menlo Park, California. As of the date of this Registration Statement, attorneys of Venture Law Group and an investment partnership controlled by Venture Law Group beneficially own an aggregate of 34,155 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.     Exemption from Registration Claimed.  Not applicable.
            -----------------------------------------------------

Item 8.     Exhibits.
            --------

              Exhibit
              Number
              --------
              4.1        Alier, Inc. 1996 Stock Option Plan

              4.2        Alier, Inc. 1997 Stock Option Plan

              5.1        Opinion of Venture Law Group, a Professional
                         Corporation.

             23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

             23.2        Consent of Independent Auditors.

             24.1        Powers of Attorney (see signature page).



---------------

Item 9.   Undertakings.
          -------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Active Software, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this February 17, 2000.


                                 Active Software, Inc.


                                 By:  /s/ Jon A. Bode
                                      ------------------------------------------
                                      Jon A. Bode
                                      Chief Financial Officer and
                                      Vice President, Finance and Administration

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. James Green and Jon A. Bode, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                 Date
              ---------                                   -----                                 ----
/s/ R. James Green                     President and Chief Executive Officer                  February 17, 2000
--------------------------------       (Principal Executive Officer) and Director
R. James Green

/s/ Jon A. Bode                        Chief Financial Officer and Vice President,            February 17, 2000
--------------------------------       Finance and Administration (Principal
Jon A. Bode                            Financial and Accounting Officer)

                                       Director                                               February 17, 2000
--------------------------------
Rafael Bracho

/s/ Kevin R. Compton                   Director                                               February 17, 2000
--------------------------------
Kevin R. Compton

/s/ James P. Gauer                     Director                                               February 17, 2000
--------------------------------
James P. Gauer

/s/ Michael J. Odrich                  Director                                               February 17, 2000
--------------------------------
Michael J. Odrich

                                       Director                                               February 17, 2000
--------------------------------
Conway Rulon-Miller, Jr.

/s/ Roger S. Siboni                    Director                                               February 17, 2000
--------------------------------
Roger S. Siboni

                               INDEX TO EXHIBITS



  Exhibit
  Number
  -------

    4.1      Alier, Inc. 1996 Stock Option Plan
    4.2      Alier, Inc. 1997 Stock Option Plan
    5.1      Opinion of Venture Law Group, a Professional Corporation
   23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

   23.2      Consent of Independent Auditors.

   24.1      Powers of Attorney (see signature page).